EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-215031 and 333-219352) and Form S-3 (No. 333-222392) of Athene Holding Ltd. of our report dated February 27, 2019 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
February 27, 2019